UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described under Item 5.07 of this Current Report on Form 8-K, at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Sanara MedTech Inc. (the “Company”), and upon recommendation of the Board of Directors of the Company (the “Board”), the Company’s shareholder’s approved an amendment and restatement of the Company’s Certificate of Formation (as amended and restated, the “Amended and Restated Certificate of Formation”) to provide that the number of directors constituting the Board shall be fixed from time to time pursuant to the Amended and Restated Bylaws of the Company (the “Bylaws”) and to make other updates and modernizations. The Amended and Restated Certificate of Formation was previously approved by the Board, subject to shareholder approval at the Annual Meeting.

The Amended and Restated Certificate of Formation is described in detail under “Proposal 2: Approval of the Amended and Restated Certificate of Formation to Provide that the Number of Directors Constituting the Board Shall be Fixed by the Bylaws and to Make Other Updates and Modernizations” beginning on page 37 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2024, as supplemented on May 15, 2024 (the “Proxy Statement”), in connection with the Annual Meeting. The text of the Amended and Restated Certificate of Formation is set forth in its entirety in Annex A of the Proxy Statement, and a marked version of the Amended and Restated Certificate of Formation, showing all of the changes from the previous Certificate of Formation is set forth in Annex B of the Proxy Statement.

The Amended and Restated Certificate of Formation became effective upon its filing with the Secretary of State of the State of Texas on June 13, 2024.

The foregoing description of the Amended and Restated Certificate of Formation does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Formation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2024, the Company held its Annual Meeting. A total of 7,029,596 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The matters submitted for a vote and the related results are set forth below. A more detailed description of the proposals was included in the Proxy Statement.

Proposal 1: Election of (i) Ronald T. Nixon, (ii) Robert A. DeSutter, (iii) Roszell Mack III, (iv) Eric D. Major, (v) Sara N. Ortwein, (vi) Ann Beal Salamone, (vii) James W. Stuckert and (viii) Eric D. Tanzberger to the Company’s Board, each to serve for a one-year term until the annual meeting of shareholders to be held in 2025 or until his or her successor is elected and qualified.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Ronald T. Nixon	5,666,168	3,658	2,301,491
Robert A. DeSutter	5,465,075	205,251	2,301,491
Roszell Mack III	5,650,154	19,672	2,301,491
Eric D. Major	5,652,073	17,753	2,301,491
Sara N. Ortwein	5,527,499	142,327	2,301,491
Ann Beal Salamone	5,666,410	3,416	2,301,491
James W. Stuckert	5,539,570	130,256	2,301,491
Eric D. Tanzberger	5,665,887	3,939	2,301,491

Proposal 2: Approval of the amendment and restatement of the Company’s Certificate of Formation to provide that the number of directors constituting the Board shall be fixed from time to time pursuant to the Bylaws of the Company and to make other updates and modernizations.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
5,159,463	15,092	495,271	2,301,491

Proposal 4: Approval of the Company’s 2024 Long-Term Incentive Plan.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
5,519,016	150,410	400	2,301,491

Proposal 5: Ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes Cast For	Votes Cast Against	Abstentions
7,029,093	501	2

The proposals described above were acted upon by the Company’s shareholders at the Annual Meeting and received a sufficient number of votes to be approved.

The Company’s Proxy Statement also included a shareholder proposal (“Proposal 3”) on the subject of the election of one director to fill a vacancy to be created from an increase in the size of the Board. As previously disclosed, the Board did not effectuate the board increase and Proposal 3 was not presented at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Formation of Sanara MedTech Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2024

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
		Name:	Michael D. McNeil
		Title:	Chief Financial Officer